                           NON-SOLICITATION AGREEMENT


     This Agreement made as of this 13th day of June, 1995, by and between Masada Security, Inc., a Delaware corporation ("Buyer"), and Alert Centre, Inc., a Delaware corporation ("Seller").

                               STATEMENT OF FACTS

     1. Buyer is simultaneously purchasing from Seller pursuant to an Asset Purchase Agreement dated as of June 9, 1995 (the "Agreement of Purchase"), all of the Assets to be Acquired including certain alarm accounts in the State of Louisiana.

     2. Any and all capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Purchase Agreement.

     3. Buyer intends to continue the operation of the Security Business, and Seller is willing to enter into this Agreement in consideration of Buyer's purchase of the Security Business.

     NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, receipt of which is hereby acknowledged, the parties, intending to be legally bound, covenant and agree as follows:

         1. Agreement Not to Solicit. Seller agrees never to solicit or accept, at any time in the future, any of the customers or accounts sold to Buyer under the Agreement of Purchase for the purpose of providing electronic security, central vacuum, intercom systems, home sound or related services.

         2. Non-Disclosure.

     (a) Seller acknowledges that it possesses certain confidential, proprietary and trade secret information, materials and business concepts with respect to the operation of the Security Business, including information regarding sales and marketing, vendors, customer lists and files (including former customers), accounting data and methods, operating procedures, pricing policy, strategic plans, intellectual property, contracts and manufacturer's warranties (collectively, the "Proprietary Information").

     (b) At all times hereafter, Seller agrees (i) not to publish, copy, disclose, allow to be disclosed, or use for its own benefit or for the benefit of any other person, firm, corporation or entity, the Proprietary Information without the prior written consent of Buyer, and (ii) to maintain strictly the confidentiality of the Proprietary Information at all times. Seller agrees to take all necessary precautions to protect the Proprietary Information from unauthorized disclosure or use.

         3. Employees. For a period of two (2) years from the date hereof, neither Seller nor any entity controlling, controlled by or under common control with Seller shall knowingly solicit for employment any of the present or future employees of the Security Business located in New Orleans, Louisiana. Notwithstanding anything to the contrary stated in this Agreement, this Section 3 shall not be binding upon Seller's successors or assigns in the event of a change of control of Seller or the sale by Seller of all or substantially all of its assets.

         4. Acknowledgment.  Seller acknowledges and recognizes that:

     (a) this Agreement is necessary for the protection of the legitimate business interests of Buyer in purchasing the Security Business;

     (b) the execution and delivery of this Agreement is a mandatory condition precedent to the closing of the transactions contemplated by the Agreement of Purchase, without which such transactions will not close;

     (c) the scope of this Agreement regarding duration and the level of activities restricted is reasonable;

     (d) the breach of this Agreement will be such that Buyer will not have an adequate remedy at law because of the unique nature of the assets being conveyed and the confusion to customers and the public that a breach would create; and

     (e) the laws of the State of Alabama have been selected by the parties to govern this Agreement as an inducement to Buyer to purchase the Security Business and Seller specifically waives any provision under Louisiana law, including under La.R.S. 23:921, which would limit or in any way restrict the scope of the agreement not to solicit contained in Section 1 hereof.

         5. Remedy. Seller acknowledges and agrees that the rights of Buyer under this Agreement are of a specialized and unique character and that immediate and irreparable damage will result to Buyer and the Security Business if Seller fails to or refuses to perform its obligations under this Agreement and, notwithstanding any election by Buyer to claim damages from Seller as a result of any such failure or refusal, Buyer may, in addition to any other remedies and damages available, seek an injunction (without the need to post a bond or other security) in a court of competent jurisdiction to restrain any such failure or refusal.

         6. Severability. If any provisions of this Agreement as applied to any party or to any circumstances shall be adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstances or the validity or enforceability of this Agreement. Buyer and Seller intend this Agreement to be enforced as written. If any provision or any part thereof is held to be invalid or unenforceable because of the duration thereof or the geographic areas covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or geographic areas of such provision, and/or to delete specific words or phrases and in its modified form such provision shall then be enforceable.

         7. Consent to Jurisdiction, Service and Venue. For the purpose of any suit, action or proceeding arising out of or relating to this Agreement, Seller hereby irrevocably consents and submits to the jurisdiction and venue of any of the courts of the State of Alabama or of any federal court located in the Southern District of Alabama and Buyer hereby irrevocably consents and submits to the jurisdiction and venue of any of the courts of the State of Colorado or
of any Federal court located in the District of Colorado.    Seller and Buyer
each waive any objections which they may now or hereafter have to the venue of any such suit, action or proceeding brought in such courts and any claim that such suit, action or proceeding brought in such courts has been brought in an inconvenient forum. The provisions of this Section shall not limit or otherwise affect the right of Buyer or Seller to institute and conduct an action in any other appropriate manner, jurisdiction or court.

         8. Waiver of Jury Trial. BUYER AND SELLER HEREBY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY LITIGATION RELATING TO THIS AGREEMENT.

         9. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered when delivered (i) personally, (ii) by registered or certified mail, (iii) by legible facsimile transmission or (iv) by overnight courier (fare prepaid), in all cases addressed as follows:

If to Buyer, to:                             with a copy to:

Masada Security, Inc.                        Buchanan Ingersoll Professional Corporation
Attn:  Charles F. Armstrong, Vice President  Attn:  Thomas G. Buchanan, Esquire
950 22nd Street North, Suite 800             58th Floor, 600 Grant Street
Birmingham, AL  35203                        Pittsburgh, PA  15219
Telecopy: 800-531-3293                       Telecopy: 412-562-9316

If to Seller, to:                            with a copy to:

Barbara L. Hutchison                         Charles A. Frank
Vice President                               General Counsel
Alert Centre, Inc.                           Alert Centre, Inc.
5800 S. Quebec St.                           5800 S. Quebec St.
Englewood, Colorado 80111                    Englewood, Colorado 80111
Telecopy: 303-488-7887                       Telecopy: 303-488-7712


or to such address as such party may indicate by a notice delivered to the other party hereto. Notice shall be deemed received the same day (when delivered personally), five (5) days after mailing (when sent by registered or certified mail), or the next business day (when sent by facsimile transmission or when delivered by overnight courier). Any party to this Agreement may change its address to which all communications and notices may be sent hereunder by addressing notices of such change in the manner provided.

        10. Entire Agreement. This Agreement is an integrated document, contains the entire agreement between the parties, and wholly cancels, terminates and supersedes any and all previous and/or contemporaneous oral agreements, negotiations, commitments and writings between the parties with respect to such subject matter, except for the Agreement of Purchase. No change, modification, extension, termination, discharge, abandonment or waiver of this Agreement or any of the provisions hereof, nor any representation, promise or condition relating to this Agreement, shall be binding upon the parties unless made in writing and signed by the parties.

        11. Interpretation. The descriptive headings of the Sections are for ease of reference only and shall in no way affect or be used to construe or interpret this Agreement. All references to Sections and subsections contained in this Agreement are references to the Sections and subsections of this Agreement. The terms and conditions of this Agreement shall not be construed against its drafter. The word "including" means "including without limitation."

        12. Remedies Cumulative. It is agreed that the rights and remedies herein provided in case of any default or breach by Seller of this Agreement are cumulative and shall not affect in any manner any other remedies that Buyer
may have by reason of such default or breach by Seller.   The exercise of any
right or remedy herein provided shall be without prejudice to the right to exercise any other right or remedy provided herein, by law or by equity.

        13. Waiver. No waiver of any right or remedy allowed hereunder shall be implied by the failure to enforce any such right or remedy. No express waiver shall affect any such right or remedy other than that to which the waiver is applicable and only for that occurrence.

        14. Parties in Interest. Except as stated in Section 3 hereof, this Agreement shall be binding upon and shall inure to the benefit of Buyer and its successors and assigns and the permitted successors and assigns of Seller.

        15. Assignment. Buyer shall have the right to assign this Agreement to any third party without the consent of Seller. Seller shall have no right to assign its rights or obligations under this Agreement except that

Seller may assign any rights that it has under this Agreement to an entity acquiring all or substantially all of the assets of Seller.

        16. Governing Law. This Agreement and the rights and the obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Alabama without regard to its conflicts of law provisions.

        17. Incorporation by Reference. Any and all Schedules, Exhibits, recitals, statements (including the Statement of Facts), reports, certificates or other documents or instruments referred to herein or attached hereto are incorporated herein by reference as though fully set forth at the point referred to in this Agreement.

        18. Expenses. Buyer and Seller each agree to pay all of their respective costs and expenses incident to the negotiation and preparation of this Agreement including the fees and costs of their counsel and accountants. The prevailing party in any dispute regarding performance or compliance with this Agreement will be entitled to its reasonable fees and costs of counsel.

        19. Counterparts; Telecopy. This Agreement may be executed in one or more counterparts, each of which when taken together shall comprise one instrument. Delivery of executed signature pages hereof by facsimile transmission shall constitute effective and binding execution and delivery hereof.

        20. Consultation. Seller acknowledges that it has carefully read and fully understood all of the provisions of this Agreement and that it has consulted with its attorneys prior to executing this Agreement.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above written.

                                   MASADA SECURITY, INC.


                                   By: /s/ Charles F. Armstrong
                                      --------------------------

                                   ALERT CENTRE, INC.


                                   By: /s/ Brain E. Johnson
                                       ---------------------